Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 8 to Registration Statement No. 333-220046 on Form S-11 of our report dated March 29, 2018, relating to the consolidated financial statements of Hines Global Income Trust, Inc. and subsidiaries, appearing in the Annual Report on Form 10-K of Hines Global Income Trust, Inc. for the year ended December 31, 2017, and to the reference to us under the heading “Experts” in the Prospectus, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP

Houston, Texas
July 12, 2018